Exhibit 4.18

FIRST AMENDING AGREEMENT
THIS AGREEMENT (the “Amendment”) dated as of the 22nd day of February, 2016.
BETWEEN:
BPY BERMUDA HOLDINGS LIMITED, BPY BERMUDA HOLDINGS II LIMITED,
BROOKFIELD BPY HOLDINGS INC., BROOKFIELD BPY PROPERTY HOLDINGS I LLC,
BROOKFIELD BPY PROPERTY HOLDINGS II LLC, BROOKFIELD BPY RETAIL HOLDINGS I LLC,
BROOKFIELD BPY RETAIL HOLDINGS II LLC, BROOKFIELD BPY RETAIL HOLDINGS III LLC,
BROOKFIELD BPY RETAIL HOLDINGS II INC.,
BROOKFIELD PROPERTY SPLIT CORP.,
BROOKFIELD BPY FINCO ULC,
BROOKFIELD OFFICE PROPERTIES EXCHANGE LP and
BPY BERMUDA HOLDINGS IV LIMITED
as Borrowers,
- and -
BROOKFIELD PROPERTY PARTNERS L.P. and
BROOKFIELD PROPERTY L.P.
as Guarantors
- and -
The Lenders party to the Credit Agreement (as defined below)
- and -
THE TORONTO-DOMINION BANK
as Administrative Agent and Issuing Bank
WHEREAS the Borrowers, the Guarantors, the Lenders and the Administrative Agent, among others, entered into a Credit Agreement dated as of March 18, 2014 (the “Credit Agreement”);
AND WHEREAS the Borrowers have given notice to the Administrative Agent of an intention to exercise the extension option in Section 2.04 of the Credit Agreement to extend the Maturity Date to March 18, 2017, subject to the amendment set forth in Section 2.2 below;
AND WHEREAS parties hereto agree to make certain amendments to the Credit Agreement;
NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements contained herein, the parties covenant and agree as follows:

Exhibit 4.18

ARTICLE 1
DEFINED TERMS

1.1    Capitalized Terms.
All capitalized terms which are used herein without being specifically defined herein shall have the meaning ascribed thereto in the Credit Agreement as amended hereby.
ARTICLE 2
AMENDMENTS

2.1    General Rule.
Subject to the terms and conditions herein contained, the Credit Agreement is hereby amended to the extent necessary to give effect to the provisions of this agreement and to incorporate the provisions of this agreement into the Credit Agreement.
2.2    Amendment to Section 2.04 (Extension of Maturity Date).
Section 2.04 of the Credit Agreement is hereby amended by deleting the last two sentences of Section 2.04 and replacing them with the following four sentences:
“If the Borrowers elect to so extend the Maturity Date, the Borrowers will pay to the Administrative Agent (for the account of the Lenders), the following extension fees on the following dates: (i) on or before March 18, 2016, an extension fee equal to 0.0833% of the Credit Facility Amount as at March 18, 2016; (ii) on or before July 18, 2016, an extension fee equal to 0.0833% of the Credit Facility Amount as at July 18, 2016; and (iii) on or before November 18, 2016, an extension fee equal to 0.10% of the Credit Facility Amount as at November 18, 2016. For clarity, the Credit Facility Amount shall include undrawn Commitments together with the aggregate Credit Exposure as of the applicable date. The Administrative Agent shall promptly notify the Lenders of such extension (if applicable). For greater certainty, if the Credit Facility is repaid in full and permanently terminated in accordance with this Agreement at any time (x) after March 18, 2016 and prior to July 18, 2016, the Borrowers shall not be obligated to pay to the Administrative Agent the extension fees set forth in paragraphs (ii) and (iii); and (y) after July 18, 2016 and prior to November 18, 2016, the Borrowers shall not be obligated to pay to the Administrative Agent the extension fee set forth in paragraph (iii).”
ARTICLE 2
MISCELLANEOUS

3.1    Borrower Representations:

The Borrowers and Guarantors hereby confirm as of the date hereof that:

(a)	No Default or Event of Default has occurred or is continuing; and

(b)
the representations and warranties of the Borrowers and Guarantors contained in Section 6.01 are true and correct in all material respects (or, if qualified by materiality, in all respects) as if made on the date hereof, except for any representations and warranties which are expressly stated to be made as of a specified date.

3.2    Effectiveness of Amendment

This Amendment shall take effect after (i) all Lenders have provided their consent to such amendment, and (ii) all parties hereto have provided a signed counterpart to this Amendment. Upon satisfaction of the conditions precedent set out in Section 2.04 of the Credit Agreement (as amended by this Amendment), including without limitation the payment required by Section 2.04(c) and 5.02(d) of the Credit Agreement, the Maturity Date shall be extended to March 18, 2017.
3.3    Future References to the Credit Agreement.
On and after the date of this agreement, each reference in the Credit Agreement to “this agreement”, “hereunder”, “hereof”, or words of like import referring to the Credit Agreement, and each reference in any related document to the “ Credit Agreement”, “thereunder”, “thereof”, or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit

Exhibit 4.18

Agreement as amended hereby. The Credit Agreement, as amended hereby, and the guarantee set out in Article 12 therein, each shall continue in full force and effect and are hereby in all respects ratified and confirmed. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Credit Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of such agreement.
3.4    Governing Law.
This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.
3.5    Enurement.
This agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.
3.6    Conflict.
If any provision of this agreement is inconsistent or conflicts with any provision of the Credit Agreement, the relevant provision of this agreement shall prevail and be paramount.
3.7    Counterparts.
This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Executed counterparts shall be delivered to the Lender or transmitted to the Lender by telefacsimile or by PDF format and the parties accept signatures so transmitted to the Lenders as original signatures.
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Exhibit 4.18

IN WITNESS WHEREOF the parties hereto have executed and delivered this agreement as of the date first above written.

THE TORONTO-DOMINION BANK, as Administrative Agent on behalf of the Lenders
Per:	/s/ Andrew Ford
Name: Andrew Ford
Title: Vice President, Loan Syndications-Agency

Per:
Name:
Title:

First Amending Agreement - Signature Page

Exhibit 4.18

BPY BERMUDA HOLDINGS LIMITED
By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

BPY BERMUDA HOLDINGS II LIMITED
By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

BROOKFIELD BPY HOLDINGS INC.
By:	/s/ Michelle Campbell
Name: Michelle Campbell
Title: Secretary

BROOKFIELD BPY RETAIL HOLDINGS II INC.
By:	/s/ Michelle Campbell
Name: Michelle Campbell
Title: Secretary

BROOKFIELD BPY PROPERTY HOLDINGS I LLC
By:	/s/ Michelle Campbell
Name: Michelle Campbell
Title: Secretary

BROOKFIELD BPY PROPERTY HOLDINGS II LLC
By:	/s/ Michelle Campbell
Name: Michelle Campbell
Title: Secretary

BROOKFIELD BPY RETAIL HOLDINGS I LLC
By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

First Amending Agreement - Signature Page

Exhibit 4.18

BROOKFIELD BPY RETAIL HOLDINGS II LLC
By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

BROOKFIELD BPY RETAIL HOLDINGS III LLC
By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

BROOKFIELD PROPERTY SPLIT CORP.
By:	/s/ Michelle Campbell
Name: Michelle Campbell
Title: Secretary

BROOKFIELD BPY FINCO ULC
By:	/s/ Michelle Campbell
Name: Michelle Campbell
Title: Secretary

BROOKFIELD OFFICE PROPERTIES EXCHANGE LP, by its general partner, BOP EXCHANGE GP ULC
By:	/s/ Michelle Campbell
Name: Michelle Campbell
Title: Secretary

BROOKFIELD PROPERTY PARTNERS L.P., by its general partner, BROOKFIELD PROPERTY PARTNERS LIMITED
By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

First Amending Agreement - Signature Page

Exhibit 4.18

BROOKFIELD PROPERTY L.P., by its general partner, BROOKFIELD PROPERTY PARTNERS L.P., by its general partner, BROOKFIELD PROPERTY PARTNERS LIMITED
By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

BPY BERMUDA HOLDINGS IV LIMITED
By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

First Amending Agreement - Signature Page